UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________
Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):
February 9, 2007

Chardan North China Acquisition Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-51431	20-2479743
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

625 Broadway
Suite 1111
San Diego, California 92101
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(619) 795-4627

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 9, 2007 Chardan North China Acquisition Corporation (“CNCAC”) entered into an Amended and Restated Stock Purchase Agreement (the "Amended and Restated") which incorporates all previous amendments to the Stock Purchase Agreement dated as of February 2, 2006 (the "Original Agreement") with the HollySys Stockholders.

In addition to incorporating the surviving amendments to the Original Agreement, the Amended and Restated Agreement included the following changes to the Agreement, as previously amended:

•	reduced the number of incentive shares issuable if the after-tax profit target for 2010 is met from 3 million shares to 2 million shares.

•
added an after-tax profit target of $71 million for 2011 and provided that if HLS met or exceeded that target, the holders of common stock of Gifted Time Holdings Limited would receive an additional 3 million shares of HLS common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 12, 2007

CHARDAN NORTH CHINA ACQUISITION CORPORATION

By: /s/ Richard D. Propper
Richard D. Propper, M. D.
Chairman